Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Investors Trust

We consent to the use of our report dated February 27, 2009, incorporated herein by reference, on the financial statements of ING AllianceBernstein Mid Cap Growth Portfolio, a series of ING Investors Trust.

/s/ KPMG LLP

Boston, Massachusetts

April 24, 2008